Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 5 to Registration Statement No. 333-09187 of PhyMatrix Corp. of our report dated May 28, 1997 (relating to the combined financial statements of Clinical Studies Ltd. and Clinical Marketing Ltd. for fiscal years ending December 31, 1996 and 1995) appearing in the Prospectus which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Boston, Massachusetts
November 3, 1997